UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                               CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            November 11, 2002
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                             Date of Report
                   (Date of Earliest Event Reported)

                         OXFORD TECHNOLOGIES INC.
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            (Exact Name of Registrant as Specified in its Charter)

                               DELAWARE
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               (State or Other Jurisdiction of Incorporation)

             000-49854                               04-3615974
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    (Commission File Number)           (IRS Employer Identification No.)

                 80 Wall Street, Suite 818, New York, NY 10005
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          (Address of Principal Executive Offices, including ZIP Code)

                            (212) 809-1200
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              Registrant's Telephone Number, including Area Code

                              Not Applicable
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      (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|__| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 4.01.  Changes in Registrant's Certifying Accountant


Oxford Technologies Inc. (the "Company") was originally incorporated on
March 8, 2002, as a blank check company for the purpose of either merging with or acquiring an operating company with operating history and assets. On February 12, 2003, the Company entered into a share exchange agreement with Great Admirer Ltd. to acquire all capital stock of Axiom Manufacturing Services Ltd. (the "Merger"). Axiom Manufacturing Services Ltd. ("Axiom"), formerly
Aiwa Wales Manufacturing Ltd., is an operating electronics manufacturing service provider in the United Kingdom. As a result of the Merger, Axiom becomes the Company's wholly owned subsidiary, and the shareholders of Axiom became the Company's controlling shareholders. The Merger was accounted for as a reverse acquisition under accounting principles generally accepted in the United States. After completion of the Merger, the Company filed prior historical financial information of Axiom, on a stand-alone basis, for the periods prior to the acquisition. The Registrant's continuing operations will reflect the consolidated operations of the Company and its wholly owned subsidiary, Axiom, commencing on January 1, 2003.

In June 1997, Axiom, formerly Aiwa Wales Manufacturing Ltd., engaged Pricewater-houseCoopers ("PwC") as its independent auditor until November 11, 2002, when Axiom dismissed PwC and engaged Haines Watts as its independent auditor. The decisions to engage PwC in June 1997 and to dismiss it in November 2002 and then engaged Haines Watts were recommended by Axiom's management and approved by Axiom's Board of Directors.

During Axiom's two most recent fiscal years, PwC audited and opined, in accordance with generally accepted auditing standards in the United Kingdom, on the financial statements of Axiom as at and for the years ended March 31, 2001 and 2002, respectively, which were prepared by Axiom's management in accordance with generally accepted accounting principles in the United Kingdom. These reports were prepared for purposes of statutory reporting requirements in the United Kingdom only. PwC did not audit, or express an opinion on, any US GAAP financial statements of Axiom as of any date or for any period. On November 11, 2002, Axiom dismissed PwC and engaged Haines Watts as its independent auditor. The decision to change independent auditor was recommended by Axiom's management and approved by Axiom's Board of Directors.

PwC's reports on Axiom's financial statements as at and for the year ended
March 31, 2002 and also as at and for the year ended March 31, 2001, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the two most recent fiscal years ended March 31, 2002, and 2001, respectively, and in the subsequent interim periods through the date of its dismissal on November 11, 2002, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in either of its reports on Axiom's financial statements as at and for the year ended March 31, 2002 and also as at and for the year ended March 31, 2001, respectively. During the years ended March 31, 2002, and 2001 and through November 11, 2002, there were no reportable events as defined in Item 304(a)(1)(1v) of Regulation S-B.

During Axiom's two most recent fiscal years, and any later interim period up to and including the date on which the relationship with PwC ceased, Axiom has not received any written report nor any oral advice concluding that there was an important factor to be considered by Axiom in reaching a decision as to an accounting, auditing, or financial reporting issue.

Prior to their engagement, neither Axiom nor anyone on behalf of Axiom had previously consulted with Haines Watts in any matter regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on Axiom's financial statements; and neither was a written report nor oral advice provided to Axiom that PwC concluded was an important factor considered by Axiom in reaching a decision as to the accounting, auditing or financial reporting issued; or (iii) any matter that was either the subject matter of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B, respectively, between Axiom and PwC, as there were no such disagreements, or any other reportable event as defined in Item 304(a)(1)(iv) of Regulation
S-B.

The Company has provided PwC with a copy of the above statements under Item
4.01 of the Form 8-K. The Company has requested that PwC furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the aspects in which it does not agree. We will submit the letter from PwC within two business days upon receipt thereof as an exhibit to an 8-K amendment.


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



OXFORD TECHNOLOGIES INC.


By: /s/ Jacinta Sit
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Jacinta Sit, President


Date:  May 25, 2005